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HANSEN, BARNETT & MAXWELL, P.C.
Certified Public Accountants

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: **CoConnect, Inc.**

Gentlemen:

We refer to the Form 8-K to be filed with the United States Securities and Exchange Commission dated April 5, 2012 of CoConnect, Inc. We have read Item 4.01 of such Form 8-K and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Hansen, Barnett & Maxwell, P.C.
HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
April 5, 2012